Exhibit 10(p)

BERGER HOLDINGS, LTD.

AMENDED AND RESTATED
STOCK OPTION AGREEMENT

           This AGREEMENT, made as of ____________, between Berger Holdings, Ltd., a Pennsylvania corporation (the “Company”) and [NAME] (“Optionee”) supersedes and replaces all other contracts and agreements between the Optionee and the Company relating to the grant of stock options, including but not limited to that certain Amended and Restated Stock Option Agreement dated as of August 19, 1996 and that certain Stock Option Agreement, dated May 1, 1995, by and between the Company and the Optionee:

1.

The Company hereby grants to the Optionee stock options (the “Options”) to purchase an aggregate total of ______________ (___,000) shares of the Common Stock, $0.01 par value of the Company (the “Common Stock”) as additional compensation for his services to the Company as [TITLE] of the Company.  The shares of Common Stock issuable upon exercise of the Options are hereinafter referred to as the “Shares.”

2.

The exercise price of the Options (the “Option Price”) shall be __________ Dollars ($____) per share.  The Option Price shall be payable at the time of exercise to the Company (i) in full by cash or other immediately available good funds or (ii) by payment of the par value of the Shares and the execution and delivery to the Company of a Promissory Note in the form attached hereto as Exhibit A.

3.	No Option shall be exercisable after ten (10) years from the date of the grant thereof.

4.	The Options shall vest in the following amounts on the following dates:

[SEE ATTACHED SCHEDULE]

provided, however, that in the event that the Optionee dies prior to the vesting of any Option, all such Options shall immediately vest; provided further, however, that upon the occurrence, prior to the vesting of any Option, of a Change in Control, as herein defined, all such Options shall immediately vest.  “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof; and

provided further, however, that in the event that at any time (the “Trigger Date”) the Optionee is neither an officer nor a director of the Company prior to the vesting of any Option for any cause other than death, all such Options shall terminate at 5:00 PM on the nintieth (90th) day after the Trigger Date.

In the event that Optionee dies prior to fully exercising the Options, the legal representative of such Optionee shall have the right to exercise the Options.

Once vested, Options shall not terminate until fully exercised.  In the event that Optionee dies prior to fully exercising the Options, the legal representative of such Optionee shall have the right to exercise the Options.

5.

The Company hereby agrees that at all times it will maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of stock so that the Options may be exercised without additional authorization of additional stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of stock.

6.

The Options may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.  The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities or other law.

7.

In the event that the Company at any time proposes to register any of its securities under the Act, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Form S-4 or another form not available for registering the Shares), the Company shall, on each such occasion, give written notice to the Optionee of its intention to do so.  Upon the written request of the Optionee, given within twenty (20) days after receipt of such notice, the Company will cause the Shares as to which registration has been requested to be covered by such Registration Statement in order to permit the sale or other disposition by the Optionee.

(a)

The Company’s obligation as set forth above extends only to the use of all reasonable efforts to register the Shares pursuant to a Registration Statement.  The Company shall have no obligation whatsoever to indemnify or hold harmless the Optionee in connection with the sale of the Shares.

	(b)	The Company will use all reasonable efforts to:

(i)

prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby or as required under the Act, but in no event shall the Company be obligated to cause any Registration Statement to remain effective beyond a period ending two (2) years from the date of effectiveness;

(ii)

prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified above and as comply with the provisions of the Act;

		(iii)	furnish to the Optionee such number of copies of the Registration Statement and the prospectus included therein as the Holder may reasonably request in order to facilitate the sale of the Shares covered by such Registration Statement;

(iv)

use its reasonable efforts to register or qualify the Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(v)

immediately notify the Optionee, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing; and

(vi)

if the Common Shares of the Company is listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Shares covered by such Registration Statement on such exchange or automated quotation system.

(c)

For the purposes of this Subparagraph (c), the term “Registration Expenses” shall mean: all expenses incurred by the Company in complying with this Paragraph 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company (other than the expenses of any special audit as described below), fees of the National Association of Securities Dealers, Inc. (“NASD”), fees and expenses of listing the Shares on any securities exchange or automated quotation system on which the Company’s shares are listed and fees of transfer agents and registrars.  The term “Selling Expenses” shall mean: all underwriting discounts and selling commissions applicable to the sale of the Shares; the cost of any special (i.e., other than fiscal year-end) audit required by the Act as a result of the Company’s obligation to maintain the effectiveness of the Registration Statement, and any fees and expenses of compliance with Blue Sky laws.

The Company shall pay all Registration Expenses in connection with the Registration Statement filed pursuant to this Paragraph 7.  The Optionee shall pay all Selling Expenses in connection with such registration.

(d)

In connection with the registration hereunder, as a condition precedent to including the Optionee’s Shares in the Registration Statement, the Optionee will furnish to the Company in writing such information with respect to it and the securities held by it and the proposed distribution by it as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws.  The Optionee also hereby agrees to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

(e)

In connection with the registration pursuant to this Paragraph 7, the Optionee will not effect sales thereof until notified in writing by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus.  At the end of the period during which the Company is obligated to keep the Registration Statement current, the Optionee shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and the Optionee shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

8.

If the Shares are not then registered under the Act, as a condition to the exercise of any or all of these Options, Optionee shall, at the time of exercise, represent to the Company that any Shares which he acquires are being acquired by the Optionee for investment and not with a current view to further distribution or resale thereof.  Optionee consents that the certificate(s) issued pursuant to the exercise of the Option shall bear a legend, if applicable, referring to the unregistered status of the Shares and indicating that transfers thereof are restricted.

9.

The Options may not be transferred in any manner other than by will or the laws of descent or distribution.  The terms of the Options shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

Dated as of August 19, 1996	BERGER HOLDINGS, LTD.

By:

Name:
Title:
Accepted and agreed to:

[OPTIONEE]

BERGER HOLDINGS, LTD.

AMENDMENT TO
AMENDED AND RESTATED
STOCK OPTION AGREEMENT

           This Amendment, made as of ___________, 1997, between Berger Holdings, Ltd., a Pennsylvania corporation (the “Company”) and [NAME] (“Optionee”) amends and restates in its entirety Section 9 of that certain certain Amended and Restated Stock Option Agreement (the “Agreement”), made as of August 19, 1996, between the Company and the Optionee, which amended and restated in its entirety that certain Stock Option Agreement, dated May 1, 1995, by and between the Company and the Optionee, as set forth below.  All capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

9.

The Options may not be transferred in any manner other than by will or the laws of descent or distribution; provided, however, that Options may be transferred by the Optionee to a Family Member or a Related Party (each as defined below) of the Optionee.  A “Family Member” is defined as a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. A “Related Party” is defined as a trust, partnership or corporation whose only equity owners are Family Members.  The terms of the Options shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

Dated as of ___________, 1997	BERGER HOLDINGS, LTD.

By:

Name:
Title:

Received and Acknowledged this
____ day of _____________, 1997

[OPTIONEE]

Schedule of Omitted Information

	Aggregate Number of Options	Number of Options vesting as of April 13, 1993	Number of Options vesting on December 31,

Name of Optionee			1994	1995	1996	1997	1998	1999	2000

Theodore A. Schwartz	490,000	40,000	50,000	50,000	50,000	50,000	50,000	100,000	100,000
Joseph F. Weiderman	457,500	7,500	50,000	50,000	50,000	50,000	50,000	100,000	100,000
Paul L. Spiese, III	453,250	3,250	50,000	50,000	50,000	50,000	50,000	100,000	100,000
Francis E. Wellock, Jr.	264,000	—	9,000	15,000	30,000	30,000	30,000	75,000	75,000
Irving Kraut, D.D.S.	115,000	—	—	10,000	15,000	15,000	15,000	30,000	30,000
Jacob I. Haft, M.D.	125,000	—	5,000	15,000	15,000	15,000	15,000	30,000	30,000
Larry Falcon	90,000	—	—	—	—	15,000	15,000	30,000	30,000
Jeffrey Schocket	51,000	1,000	5,000	15,000	15,000	15,000	—	—	—

          All of the options in the above table were granted under option documents in the form of agreement to which this schedule is attached or under similar agreements.  All of the options have exercise prices of $1.50 per share, except for the options vesting on December 31, 1999 and 2000, which have exercise prices of $1.59 per share.